Acquisition of MidWestOne Financial Group, Inc. October 23rd, 2025

Securities Legend

Nicolet BANKSHARES, INC.

Forward Looking Statements

This communication contains statements that constitute "forward-looking statements" within the meaning, and subject to the protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements include, but are not limited to, statements about the benefits of the proposed merger between Nicolet and MidWest*One*, including future financial and operating results (including the anticipated impact of the proposed transaction on Nicolet's and MidWest*One*'s respective earnings and tangible book value), statements related to the expected timing of the completion of the proposed transaction, the combined company's plans, objectives, expectations and intentions, and other statements that are not historical facts. You can identify these forward-looking statements through the use of words such as "anticipate," "believe," "assume," "aim," "can," "conclude," "continue," "could," "estimate," "expect," "foresee," "goal," "intend," "may," "might," "outlook," "possible," "plan," "predict," "project," "potential," "seek," "should," "target," "will," "will likely," "would," or the negative of these terms or other comparable terminology, as well as similar expressions of the future or otherwise regarding the outlook for Nicolet's, MidWest*One*'s or combined company's future businesses and financial performance and/or the performance of the banking industry and economy in general.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control or predict. A number of factors could cause actual results and outcomes to differ materially from those contemplated by these forward-looking statements These factors include, but are not limited to: (1) the risk that the cost savings and synergies of the proposed merger will not be realized or may take longer than anticipated to be realized; (2) the risk that integration of MidWest*One*'s and Nicolet's respective businesses will be materially delayed or will be more costly or difficult than expected, including as a result of unexpected factors or events; (3) the parties' inability to meet expectations regarding the timing of the proposed merger; (4) changes to tax legislation and their potential effects on the accounting for the merger; (5) the failure to obtain the necessary approvals by the shareholders of Nicolet or MidWest*One*; (6) the ability by each of Nicolet and MidWest*One* to obtain required governmental approvals of the proposed transaction on the timeline expected (which could be affected by government shutdowns), or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company after the closing of the proposed transaction or adversely affect the expected benefits of the proposed transaction: (7), the failure to satisfy other conditions to completion of the proposed merger, or any unexpected delay in closing the proposed transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) disruption to Nicolet's business and to MidWest*One*'s business as a result of the announcement and pendency of the proposed transaction, and the resulting diversion of management's attention from ongoing business operations and opportunities; (9) potential reputational risk and reaction to the announcement of the proposed merger on Nicolet's, MidWest*One*'s or the combined company's respective customers, suppliers, employees or other business partners; (10) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (11) dilution caused by Nicolet's issuance of additional shares of Nicolet common stock in connection with the merger; (12) risks and uncertainties relating to management and oversight of the combined business and operations of Nicolet and MidWest*One* following the closing of the proposed merger; (13) the possibility the combined company is subject to additional regulatory requirements as a result of the proposed merger or expansion of the combined company's business operations following the proposed merger; (14) the outcome of any legal or regulatory proceedings or governmental inquiries or investigations that may be currently pending or later instituted against Nicolet, MidWest*One* or the combined company and (15) general competitive, economic, political and market conditions and fluctuations and other factors that may affect future results of Nicolet and MidWest*One* including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; and capital management activities.

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Securities Legend

Nicolet BANKSHARES, INC.

Additional factors which could affect future results of Nicolet and MidWest*One* can be found in Nicolet's or MidWest*One*'s filings with the U.S. Securities and Exchange Commission ("SEC"), including in Nicolet's Annual Report on Form 10-K for the year ended December 31, 2024 under the captions "Forward-Looking Statements" and "Risk Factors," MidWest*One*'s Annual Report on Form 10-K for the year ended December 31, 2024, under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors," as well as their other filings with the SEC, which shareholders and potential investors should review for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements

All forward-looking statements included in this communication are made as of the date hereof and are based on information available to management at that time. Except as required by law, neither Nicolet nor MidWest*One* assumes any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date the forward-looking statements were made.

Important Information About the Merger and Where to Find It

Nicolet intends to file a registration statement on Form S-4 with the SEC to register the Nicolet shares that will be issued to MidWest*One* shareholders in connection with the proposed merger. The registration statement will include a joint proxy statement of Nicolet and MidWest*One* that also constitutes a prospectus of Nicolet. When available, the definitive joint proxy statement/prospectus will be sent to shareholders of Nicolet and MidWest*One* in connection with the proposed merger. **BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRTION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT NICOLET, MIDWEST*ONE* AND THE PROPOSED MERGER.** Investors may obtain copies of the joint proxy statement/prospectus and other relevant documents (as they become available) free of charge at the SEC's website (www.sec.gov). Copies of the documents filed with the SEC by Nicolet will be available free of charge on Nicolet's website at www.nicoletbank.com. Copies of the documents filed with the SEC by MidWest*One* will be available free of charge on MidWest*One*'s website at https://www.midwestonefinancial.com/overview/default.aspx.

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4 Participants in Solicitation Nicolet, MidWestOne, and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Nicolet and the shareholders of MidWestOne in connection with the proposed merger. Information about the directors and executive officers of Nicolet is available in Nicolet’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on March 18, 2025 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1174850/000117485025000016/nic-20250318.htm) (the “Nicolet 2025 Proxy”) and in the Nicolet Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 25, 2025 (and available at https://www.sec.gov/Archives/edgar/data/1174850/000117485025000008/0001174850-25-000008-index.htm) and in other documents subsequently filed by Nicolet with the SEC, which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of Nicolet’s securities by its directors or executive officers from the amounts described in the Nicolet 2025 Proxy have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or on Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Nicolet 2025 Proxy and are available at the SEC’s website at www.sec.gov. Information about the directors and executive officers of MidWestOne is available in MidWestOne’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on March 11, 2025 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1412665/000141266525000046/mofg-20250310.htm) (the “MidWestOne 2025 Proxy”) and in the MidWestOne Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025 (and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1412665/000141266525000043/mofg-20241231.htm) and in other documents subsequently filed by MidWestOne with the SEC, which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of MidWestOne’s securities by its directors or executive officers from the amounts described in the MidWestOne 2025 Proxy have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or on Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the MidWestOne 2025 Proxy and are available at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction will be included in the joint proxy statement/prospectus and the other relevant documents to be filed with the SEC. No Offer or Solicitation This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Securities LegendSecurities Legend

Transaction Highlights & Strategic Rationale

Nicolet BANKSHARES, INC.

Strategic Rationale

- Enhances scale, creating a ~$15bn+ asset bank positioned for significant growth across the Upper Midwest region
- Top tier performer – Resulting company expected to enhance existing top quartile/decile financial operating metrics versus peers
- Immediately solidifies Nicolet as a top 5 bank by deposit market share across the state of Iowa and accelerates growth trajectory in Minneapolis-St. Paul MSA by adding $1bn+ of deposits to existing network
- Adds ~$3.4bn+ of wealth management AUA across new markets, resulting in $9bn+ AUA for the combined company
- Pro forma funding profile supported by strong, granular retail deposit network across stable markets and business segments (i.e. wealth management / private banking)
- Logical step to scale across $10bn asset threshold while positioning the Company for further upside

Financially Compelling

- ~37% accretive to fully-phased 2026E GAAP EPS[2]
- Mildly dilutive transaction with a very short earnback period
- Pro forma CET1 at closing of 10.6% with no additional capital required to support transaction
- Strong pro forma capital generation will support high levels of shareholder return
- Robust pro forma profitability with an estimated fully-phased 2026E ROATCE of ~23%[2]

Low Risk Transaction

- Highly compatible, relationship-based business philosophies with similar market profiles
- Retention of key market personnel to ensure limited disruption and support continuity with customer base
- Nicolet has a strong track acquisition record of successful partnerships (including 9 bank acquisitions since 2013)

Pro Forma Geographic Footprint [1]



MN
Duluth
Minneapolis
Eau Claire
WI
Green Bay
Oshkosh
MI
Madison
Milwaukee
Lansing
Dubuque
IA
CO
Boulder
Denver
Des Moines
Iowa City
Castle Rock

★ Nicolet Corporate Headquarters ● Nicolet Branches

★ MidWest*One* Corporate Headquarters ● MidWest*One* Branches

Pro Forma Financial Metrics at Close

$15.7bn	$11.3bn	$13.3bn	$2.8bn
Total Assets	Total Loans	Total Deposits	Market Cap.[3]

Source: S&P Capital IQ Pro

Note: Pro forma financial metrics inclusive of purchase accounting adjustments and transaction related expenses

(1) Map excludes NIC Naples, FL branch

(2) Full-year impact and 100% phased-in cost savings presented for illustrative purposes

(3) Based on NIC share price of $130.31 as of 10/22/2025 and 6.6mm shares issued to MOFG

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6 Transaction Structure Transaction Value Transaction Multiples Board Representation & Management Approvals & Timing Overview of Nicolet Bankshares, Inc. (1) Based on NIC’s stock price of $130.31 and MOFG’s stock price of $28.50 as of 10/22/2025 (2) Assumes 20,632,760 MOFG common shares outstanding; Assumes 252,475 MOFG RSUs and PSUs are converted to NIC common shares at the exchange ratio (3) Pay-to-Trade calculated as transaction tangible book value multiple divided by the buyer’s standalone tangible book value multiple Transaction Structure • 100% stock consideration • Fixed exchange ratio of 0.3175x NIC shares for each MOFG share • Pro Forma Ownership: 69.1% NIC | 30.9% MOFG • $41.37 per MOFG share(1) • Aggregate Consideration: $864.1 million(2) • Price / 2026E Consensus EPS: 11.5x • Price / TBV: 1.66x • Market Premium: 45.2%(1) • Pay-to-Trade: 71%(3) • Post-closing, the NIC Board will have 12 members; 8 NIC members and 4 MOFG members • NIC executive leadership team remains in place and will be enhanced by key MOFG executives including Chip Reeves, Barry Ray, and other senior leaders • Approvals of NIC and MOFG shareholders required • Customary regulatory approvals • Anticipated closing in the first half of 2026

Overview of MidWestOne

Nicolet BANKSHARES, INC.

Overview of Markets



Iowa Community[1]

$891mm Gross Loans	$1.7bn Deposits	
22 Banking Offices	$72K Median HHI	9.2% Proj. '25-'30 HHI Δ



Iowa Metro[2]

$1.5bn Gross Loans	$1.9bn Deposits	
18 Banking Offices	$78K Median HHI	9.0% Proj. '25-'30 HHI Δ



Twin Cities[3]

$1.2bn Gross Loans	$1.3bn Deposits	
15 Banking Offices	$97K Median HHI	8.5% Proj. '25-'30 HHI Δ



Denver[4]

$808mm Gross Loans	$406mm Deposits	
2 Banking Offices	$107K Median HHI	13.2% Proj. '25-'30 HHI Δ

2025 Q3 Financial Highlights

$6.2bn Total Assets	$5.5bn Total Deposits	$4.4bn Gross Loans
1.09% ROAA	$3.4bn Wealth Mgmt AUA	8.4% TCE / TA
11.1% CET1	80.7% Loans / Deposits	3.57% NIM, FTE

Company Highlights

- Headquartered in Iowa City, IA and operates 57 branches in attractive markets across 4 states
- Top Workplace award-winning culture since 2013
- Experienced management team with aligned values and deal experience
- High quality deposit base that has driven NIM expansion since the end of 2023

Recognition of Excellence

Source: S&P Capital IQ Pro

Note: Banking offices and financial data as of 9/30/2025; deposit balance excludes brokered time deposits of $200 million

(1) Iowa Community - IA: Muscatine, Fort Madison, Oskaloosa, Pella, and Burlington; WI: Platteville

(2) Iowa Metro - Cedar Rapids, Des Moines / West Des Moines, Dubuque, Iowa City and Waterloo / Cedar Falls

(3) Twin Cities - Minneapolis / St. Paul / Bloomington, MN - WI

(4) Denver - Denver / Aurora / Centennial, Colorado

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Pro Forma Strategic Market Positioning

Nicolet BANKSHARES, INC.

The #1 Mid-Sized Bank[1] Across WI and IA by asset size…

	Market		Deposits				
Top 10 MSAs	NIC Presence	MOFG Presence	Mid-Sized Bank Rank[1]	% of Franchise	# of Branches	Pro Forma Deposits ($mm)	Market Share (%)
Green Bay, WI	✓		#1	22.6%	10	$2,959	19.3%
Minneapolis-St. Paul-Bloomington, MN-WI	✓	✓	#6	9.4%	15	1,235	0.5%
Iowa City, IA		✓	#2	8.8%	6	1,149	19.5%
Dubuque, IA		✓	#1	6.5%	7	854	25.0%
Door County, WI	✓		#1	5.9%	5	777	62.8%
Appleton, WI	✓		#1	4.2%	5	545	11.2%
Oshkosh-Neenah, WI	✓		#1	3.4%	3	442	17.2%
Eau Claire, WI	✓		#2	3.2%	2	424	11.7%
Denver-Aurora-Centennial, CO		✓	#9	3.2%	2	414	0.4%
Muscatine, IA		✓	#2	3.1%	4	403	33.5%

Source: S&P Capital IQ Pro, U.S. Bureau of Economic Analysis, Minnesota Employment and Economic Development and Iowa Economic Development & Finance Authority
Note: Deposit, household income and population statistics per S&P Capital IQ Pro
(1) Mid-sized banks defined as all banks with total assets < $25bn in total assets
(2) Data as of 2024
(3) Data as of 2023
(4) Based on NAICs Association detailed business counts by MSA
(5) Data based on a headquarter rank of the top 30 metro markets nationally

…With an Attractive Market Profile

Dominant Regional Player

- ✓ Creates a Top 10 mid-sized bank[1] in the Midwest
- ✓ Superior operating metrics vs. other regional players
- ✓ Solidifies NIC as the regional acquiror of choice

Iowa Market Highlights

~$118bn Total Market Deposits	~$266bn Gross Domestic Product[2]	#3 Largest Mid-Sized Bank by deposits[1]
#4 By Percent of Manufact. GDP[3]	~3.2mm Total Population	10.3% '25E - '30E HHI Growth

Minneapolis-St. Paul MSA Highlights

~3.7mm Total Population	~192k Total # of Businesses[4]	~$96.9k Median HHI
3rd Largest Market in Midwest by # of Businesses[4]	~$232bn Total Market Deposits	1st By # of Fortune 500 companies Concentration per Capita[5]

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Compelling Financial Metrics

Nicolet BANKSHARES, INC.

Strong Financial Impact

~37%
Fully-Phased 2026E EPS Accretion[1]

~1%
TBVPS Dilution

~0.1yr
TBVPS Earnback

Top Tier Profitability[1]

~1.8%
Fully-Phased 2026E ROAA

~23%
Fully-Phased 2026E ROATCE

~4.3%
Fully-Phased 2026E NIM

Fortress Balance Sheet[2]

~10.6%
CET1 Ratio

~85%
Loans / Deposits

~200%
CRE Concentration

(1) Full-year impact and 100% phased-in cost savings presented for illustrative purposes
(2) Presented at transaction close

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10 Overview of Nicolet Bankshares, Inc.Positions Nicolet as a Top Performer Performance Relative to Pro Forma Peers(1) Fully-Phased 2026E ROAA(2) Fully-Phased 2026E ROATCE(2) Fully-Phased 2026E NIM(2) Source: FactSet; market data as of 10/22/2025 (1) Peers include the 35 nationwide major exchange-traded banks with assets between $10bn and $20bn; excludes merger targets, mutual holding companies, and companies without available estimates (2) Full-year impact and 100% phased-in cost savings presented for illustrative purposes +25 bps +617 bps +53 bps ~1.6% ~1.8% ~17% ~23% ~3.8% ~4.3% NICPro Forma NICPro Forma NICPro Forma Peer Median: 1.19% Peer Top Quartile: 1.37% Peer Top Decile: 1.60% Peer Median: 13.8% Peer Top Quartile: 15.4% Peer Top Decile: 16.7% Peer Median: 3.69% Peer Top Quartile: 3.91% Peer Top Decile: 4.13%

11 15.5% 23.2% 18.3% Pro Forma 11.5% 11.1% 10.6% Pro Forma 90.3% 80.7% 85.4% Pro Forma 0.04% 0.22% 0.48% Industry Overview of Nicolet Bankshares, Inc.Prioritizing Safety & Soundness History of Prudent Underwriting Culture… …Supported by Strong Capital Position… …And Ample Liquidity Common Equity Tier 1 RatioAverage NCOs / Avg. Loans since 2015 Loan / Deposit Ratio Cash & Securities / Assets Well- Capitalized: 8.0% (1) Note: Financial data as of 9/30/2025 unless otherwise noted Note: Pro forma metrics presented at transaction close (1) Per FDIC quarterly banking report; data as of 6/30/2025

12 Construction 6% Residential R.E. 21% Owner Occupied CRE 14% Non-Owner Occupied CRE 18% Agricultural 20% Commercial & Industrial 21% Consumer & Other 1% Construction 6% Residential R.E. 19% Owner Occupied CRE 16% Non-Owner Occupied CRE 21% Agricultural 13% Commercial & Industrial 24% Consumer & Other 1% Construction 6% Residential R.E. 15% Owner Occupied CRE 19% Non-Owner Occupied CRE 27% Agricultural 3% Commercial & Industrial 29% Consumer & Other 1% Noninterest- Bearing Demand 21% Interest- Bearing Demand 18% Money Market 23% Savings 13% Time Deposits 25% Noninterest- Bearing Demand 17% Interest-Bearing Demand 22% Money Market 18% Savings 17% Time Deposits 26% Noninterest- Bearing Demand 24% Interest- Bearing Demand 14% Money Market 27% Savings 11% Time Deposits 24% Overview of Nicolet Bankshares, Inc. Note: Financial data as of 9/30/2025; percentages may not sum to 100% due to rounding (1) Excludes purchase accounting adjustments Diversified Balance Sheet Mix $7.6bn Pro Forma(1) L o a n M ix Yield on Loans: 6.27% $6.9bn $11.3bn Yield on Loans: 6.11% D e p o si t M ix Cost of Deposits: 2.07% $13.1bn Cost of Deposits: 2.01% Yield on Loans: 5.85% Cost of Deposits: 1.91% $4.4bn $5.5bn

Comprehensive Due Diligence Conducted

Nicolet BANKSHARES, INC.

Due Diligence Scope of Review

- Comprehensive due diligence review of MOFG completed over a 30-day period
- Diligence review covered all functional areas, in addition to business strategies, clients, associates, and culture
- Heightened diligence focus surrounding loan portfolio and credit administration

Credit Review Summary

- Nicolet's experienced credit team took a multifaceted approach in loan review across all major business lines and loan products
- Included thorough examination of underwriting and credit standards along with the alignment of credit cultures
- Reviewed 73% of total commercial / ag. balances
  - Reviewed ~90% of commercial relationships over $2.5 million
    - Includes C&I, owner-occupied CRE, non-owner-occupied CRE, multifamily, municipal, and construction
  - Reviewed ~90% of ag. relationships over $1.5 million
- Reviewed ~95% of criticized loan balances
- Reviewed ~95% of watch loan balances

Key Diligence Focus Areas

Credit	Human Resources
Risk Management	Wealth Management / Trust
Finance / Accounting	Legal / Regulatory / Compliance
Branch Network	Information Technology
Commercial Banking	Operations
Consumer Banking	ALCO / Liquidity

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14 Experienced M&A Leader in the Upper Midwest Note: Financial data as of 9/30/2025 (1) Excludes purchase accounting adjustments 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 9/30/25 $728mm $15.3bn(1) 2013 Mid-Wisconsin Financial Services, Bank of Wausau (FDIC assisted) 2016 Baylake Corp 2017 First Menasha Bancshares 2019 Choice Bancorp 2020 Advantage Community Bancshares 2021 Mackinac Financial, County Bancorp 2022 Charter Bankshares 2025 MidWestOne Financial Group

15 Appendix

Detailed Transaction Assumptions

Nicolet BANKSHARES, INC.

Earnings	• Projections based on "Street" consensus net income estimates until 2026 – Grown at 7% thereafter
Cost Savings / Synergies	• Cost saves equal to 25% of MOFG's noninterest expense ($38 million pre-tax run-rate cost savings) – 50% phased-in 2026; 100% in years thereafter • Revenue synergies, specifically in wealth and retirement planning services, identified but not modeled
Merger Expenses	• One-time pre-tax merger expenses of $60 million • Fully reflected in pro forma tangible book value estimate at closing
Credit	• $73 million or 1.65% of MOFG's gross loans HFI (equivalent to 1.4x of MOFG's LLR) • Credit mark assumes 100% PCD loans under new FASB accounting guidelines
Pre-Tax Fair Value Marks	• $125 million loan write-down, accreted over 2.25 years using the straight-line methodology • $63 million unrealized AFS loss already in equity, accreted over 3.5 years using the straight-line methodology • $8 million funding liabilities write-down, amortized over remaining lives of individual liabilities
Other	• Core deposit intangible of 3.40% of non-time deposits, amortized sum-of-the-years digits over 10 years • Customer list intangible of 0.40% of total wealth AUA amortized over 15 years using the straight-line methodology • Assumes annual pre-tax Durbin impact of ~$8.5 million beginning in 2027 (50% phased-in 2027; 100% thereafter) • Assumes redemption of NIC subordinated debentures in the second half of 2026 • For modeling purposes, assumes transaction closes 3/31/2026

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17 Overview of Nicolet Bankshares, Inc.Pro Forma Earnings Per Share Reconciliation (1) Full-year impact and 100% phased-in cost savings presented for illustrative purposes (2) GAAP impact excludes MOFG’s pre-transaction close earnings $ in Millions GAAP Illustrative Full-Year 2026E EPS Reconciliation Impact Fully-Phased Impact (1) NIC 2026 Net Income $145.2 $145.2 MOFG 2026 Net Income (2) $57.3 $74.7 After-Tax Transaction Adjustments Cost Savings $11.4 $30.4 Cost of Transaction Financing (1.1) (1.5) Benefit from NIC Repurchase Reversal 1.0 1.3 NIC Subordinated Debt Redemption Impact 0.8 1.6 Accretion of Interest Rate Marks 41.9 55.8 Elimination of MOFG's Amortization Expense 2.3 3.0 Core Deposit Intangible Amortization from Transaction (14.9) (19.8) Wealth Intangible Amortization from Transaction (0.5) (0.7) NIC Pro Forma Net Income $243.3 $290.0 NIC Average Diluted Shares Outstanding 15.0 15.0 Reversal of NIC Share Repurchase 0.2 0.3 Shares Issued to MOFG 5.0 6.6 Pro Forma Average Diluted Shares Outstanding 20.2 21.9 Pro Forma 2026 EPS $12.06 $13.24 NIC Standalone 2026 EPS $9.70 $9.70 $ – EPS Accretion to NIC $2.36 $3.54% – EPS Accretion to NIC 24.4% 36.5%

Purchase Accounting Summary

Nicolet BANKSHARES, INC.

TBVPS Build to Close	$ millions	Basic Shares (millions)	$ Per Share
NIC TBVPS as of 9/30/2025	$831.3	14.8	$56.17
(+) Earnings Prior to Close	66.3		
(-) Dividends Prior to Close	(9.1)		
(-) Repurchases Prior to Close	(36.0)	(0.3)	
(+) Amortization of Existing Intangibles	2.5		
NIC Standalone TBVPS at Close	**$855.0**	**14.5**	**$58.87**
Pro Forma Merger Adjustments			
NIC Standalone TBVPS at Close	$855.0	14.5	$58.87
(+) Merger Consideration	864.1	6.6	
(-) Goodwill & Other Intangibles Created [1]	(459.4)		
(-) After-Tax Restructuring Expenses	(47.4)		
(+) NIC Repurchase Reversal [2]	35.9	0.3	
NIC Pro Forma TBVPS at Close	**$1,248.2**	**21.4**	**$58.25**
$ - Dilution to NIC			**($0.62)**
% - Dilution to NIC			**(1.1%)**

Goodwill & Other Intangibles Recognition	$ millions
Merger Consideration	$864.1
Standalone MOFG TBV at Close	541.2
(-) Net Impact of Fair Value Adjustments	(137.6)
(+) DTA on Fair Value Adjustments	28.9
(+) DTL Associated with Existing CDI	4.0
Adjusted TBV at Closing	**$436.6**
Excess Over Adjusted TBV	427.5
(-) Core Deposit Intangible Created	(137.9)
(-) Wealth Intangible Created	(13.7)
(+) DTL on Other Intangibles	31.8
Goodwill Created	**$307.8**
Goodwill & Other Intangibles Created	**$459.4**

Note: Pro forma metrics projected to closing based on financial data as of 9/30/2025; market data as of 10/22/2025
(1) Based on assumptions as of announcement date; subject to change at transaction closing
(2) Includes difference in cumulative dividends versus standalone

18

19 Overview of Nicolet Bankshares, Inc.MidWestOne Commercial Real Estate Portfolio NOO CRE Office DetailCRE Portfolio Composition CRE Concentration % of Bank Total Capital 3Q25 2Q25 1Q25 Regulatory Threshold Construction, Land Development & Other Land (CLD) Loans 36% 39% 41% 100% CLD, Multifamily & NOO CRE Loans 209% 209% 216% 300% Classified (accrual) 10% Classified (nonaccrual) 9% Special Mention 1% Pass 80% $1.1mm Avg. Loan Size NOO CRE Office Loan Count (#) Loan Total ($mm) Pass 97 $89.3 Classified (accrual) 2 11.6 Classified (nonaccrual) 2 9.4 Special Mention 1 1.1 Total 102 $111.4 $ in millions 3Q25 2Q25 1Q25 Construction & Development $256.8 $280.9 $293.3 Farmland 194.9 186.5 180.6 Multifamily 451.0 438.2 421.2 CRE Other: NOO CRE Office 111.4 126.9 131.4 OO CRE Office 69.1 72.3 70.8 Industrial & Warehouse 440.4 421.0 426.6 Retail 288.5 299.4 294.1 Hotel 131.8 121.4 128.2 Other 354.9 366.4 373.8 Total Commercial Real Estate $2,298.6 $2,313.0 $2,320.0 2.5% of Total Loans Note: Financial data as of 9/30/2025 Note: NOO CRE = non-owner occupied commercial real estate Note: OO CRE = owner occupied commercial real estate

Nicolet
BANKSHARES, INC.

Mike Daniels
Chairman, President & CEO
920.430.7318
mdaniels@nicoletbank.com

Phil Moore
Chief Financial Officer
920.617.5325
pmoore@nicoletbank.com

Eric Radzak
SVP, Corporate Development & Investor Relations
920.617.4540
eradzak@nicoletbank.com

Chip Reeves
CEO, MidWest*One*
319.356.5850
creeves@midwestone.com

Barry Ray
CFO & Treasurer, MidWest*One*
319.356.5931
bray@midwestone.com


111 N. WASHINGTON
Nicolet
CENTER